CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006                       /S/ DONALD F. CRUMRINE
     ------------------------       --------------------------------------------
                                    Donald F. Crumrine, Director, Chairman of
                                    the Board and Chief Executive Officer
                                    (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006                       /S/ R. ERIC CHADWICK
     ------------------------       --------------------------------------------
                                    R. Eric Chadwick, Chief Financial Officer,
                                    Treasurer and Vice President
                                    (principal financial officer)